Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-56704, 333-135697, 333-144552, 333-153206, 333-168820, 333-190480, 333-197937, 333-206569, 333-221473, and 333-228253) and Form S-3 (File Nos. 333-184829, 333-207670 and 333-229019) of Achieve Life Sciences, Inc. of our report dated March 14, 2019 relating to the consolidated financial statements, which appears in this Form 10-K.

Vancouver, Canada,	/s/ PricewaterhouseCoopers LLP
March 14, 2019	Chartered Professional Accountants